                                                                  EXHIBIT 4.15

             CONSENT AND AMENDMENT OF SECURITIES PURCHASE AGREEMENT,
                 STOCK TRADING AGREEMENT, STOCKHOLDERS AGREEMENT
                          AND INVESTOR RIGHTS AGREEMENT

         This Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement (this "Consent") is dated as of the 29th day of November, 2001, and is made by and among Newcourt Capital USA Inc., a Delaware corporation, EP Power Finance, L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P, a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company (collectively, the "PURCHASERS"), Newcourt Capital Securities, Inc., a Delaware corporation (the "PLACEMENT AGENT"), each of the members of management (each, an "Officer") of Electric City Corp., a Delaware corporation (the "COMPANY") whose name is set forth on the signature pages hereto, and Leaf Mountain Company, LLC ("Leaf Mountain") and shall become effective upon the Closing under the Additonal Securities Purchase Agreement referred to below.

                              W I T N E S S E T H:

         WHEREAS, the Purchasers and the Company entered into that certain Securities Purchase Agreement, dated as of July 31, 2001 (as it may be amended from time to time, the "Securities Purchase Agreement"), whereby the Company sold and the Purchasers bought shares of the Company's Series A Convertible Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), together with warrants to purchase Series A Preferred Stock, shares of Common Stock and warrants to purchase Common Stock; and

         WHEREAS, Leaf Mountain and the Company have entered into that certain Securities Purchase Agreement dated as of November 29, 2001 (as it may be amended from time to time, the "Additional Securities Purchase Agreement"), whereby the Company has agreed to sell and Leaf Mountain has agreed to purchase from the Company shares of the Series A Preferred Stock, together with warrants to purchase Series A Preferred Stock, shares of Common Stock and warrants to purchase Common Stock; and

         WHEREAS, the Purchasers, the Placement Agent, the Officers and the Company are parties to that certain Stock Trading Agreement dated as of July 31, 2001(as it may be amended from time to time, the "Stock Trading Agreement"); and

         WHEREAS, the Purchasers and the Company are parties to that certain Investor Rights Agreement dated as of July 31, 2001 (as it may be amended from time to time, the "Investor Rights Agreement"); and

         WHEREAS, the Purchasers and the Company are parties to that certain Stockholders Agreement dated as of July 31, 2001 (as it may be amended from time to time, the "Stockholders Agreement"); and

         WHEREAS, it is a condition precedent to the obligation of Leaf Mountain to purchase such securities pursuant to the Additional Securities Purchase Agreement that the parties hereto enter into this Consent and the Purchasers, the Placement Agent and the Officers desire to induce Leaf Mountain to purchase such securities from the Company and accordingly are willing to enter into this Consent;

         NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, the parties hereto hereby agree as follows:

         1. CONSENT. Each of the Purchasers hereby consents to the Additional Securities Purchase Agreement and the Joinder Agreement referred to therein and to the consummation of the transactions contemplated by such agreements.

         2. AMENDMENT OF SECURITIES PURCHASE AGREEMENT. The Purchasers, the Placement Agent, the Officers and the Company hereby agree that, effective upon closing under the Additional Securities Purchase Agreement and the execution of the Joinder Agreement by the Company and Leaf Mountain, the Securities Purchase Agreement shall be amended such that (a) the term "Additional Purchaser" wherever used therein refers to Leaf Mountain Company, LLC, an Illinois limited liability company, and (b) Schedule 2.3 thereto shall be restated in the form attached hereto as "Restated Schedule 2.3."

         3. AMENDMENT OF STOCK TRADING AGREEMENT. The Purchasers, the Placement Agent, the Officers and the Company hereby agree that, effective upon closing under the Additional Securities Purchase Agreement and the execution of the Joinder Agreement by the Company and Leaf Mountain, the Stock Trading Agreement shall be amended as follows:

         (a) The following additional definition shall be added:

                  "LEAF MOUNTAIN" shall mean Leaf Mountain Company, LLC, an Illinois limited liability company.

         (b) The definitions of Additional Purchase Agreement and Covered Stock shall be amended and restated in their respective entireties as follows:


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

                  "ADDITIONAL PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of November 29, 2001 between the Company and Leaf Mountain providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants and Common Stock and warrants to purchase shares of Common Stock to Leaf Mountain.

                  "COVERED STOCK" means for Leaf Mountain:

                  (a) during the period ending on November 30, 2002, 75% of total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased under the Additional Purchase Agreement (as adjusted for stock splits, stock combinations and the like); and

                  (b) during the period commencing on December 1, 2002, if the Company has either

                           (i) closed on the issuance of at least 100,000
                  additional shares of Series A Preferred Stock for a gross sales price of not less than $1,000,000 on or before November 30, 2002, or

                           (ii) satisfied each of the following requirements:
                  (A) reported positive consolidated EBITDA (as defined below) for at least three (3) consecutive months, (B) continued reporting positive EBITDA for each month during the period commencing with the first month described in clause (A) preceding through the end of the month of November, 2002, and
                  (3) had cash balances of not less than $3,000,000 on November 30, 2002,

         the percentage applicable under clause (a) above. But if the Company has not met the requirement in clause (b)(i) or all of the requirements in clause (b)(ii), then during the period commencing on December 1, 2002 "Covered Stock" means 50% of Leaf Mountain's total holdings of Common Stock (calculated assuming the exercise of all rights, options and warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the conversion or exchange of all securities convertible or exchangeable for Common Stock) purchased under the Additional Purchase Agreement (as adjusted for stock splits, stock combinations and the like).

         For purposes of this definition of Covered Stock, the term "EBITDA" means for any period, an amount equal to the Company's net income (determined in accordance with generally accepted accounting principles in the United States of America, applied consistently with past periods) for such period plus, to the extend deducted in determining such net income for such period, the following: (1) taxes, (2) interest expense, (3) depreciation and (4) amortization.


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

         (c) Clause (a) of Section 2.1shall be amended and restated in its entirety as follows:

                  (a) During the term of this Agreement, no Party may sell any of its Common Stock into the public market before the completion of a Qualified Primary Offering; PROVIDED, HOWEVER, that if a Qualified Primary Offering is not completed within eighteen (18) months after the Effective Date, each Party may sell its Common Stock into the public market, severally and not jointly, subject to the following conditions:

         (d) Clause (iii) of Section 2.1(a) shall be amended and restated in its entirety as follows:

            (3) the number of shares of Common Stock sold by such Party on any trading day may not exceed five percent of the Average Daily Trading Volume, provided that, with respect to the Uncovered Stock held by Leaf Mountain (but not by any successor to, or transferee of, Leaf Mountain), the number of shares sold on any trading day may not exceed the greater of 10,000 shares or ten percent of the Average Daily Trading Volume;

         (e) Section 2.6 shall be amended and restated in its entirety as follows:

                  2.6 UNCOVERED STOCK. During the term of this Agreement, Leaf Mountain may not sell shares of its Uncovered Stock into the public market before the completion of a Qualified Primary Offering; PROVIDED, HOWEVER, that if a Qualified Primary Offering is not completed within twelve (12) months after the Effective Date, Leaf Mountain (but not any successor to, or transferee of Leaf Mountain) may sell its shares of Uncovered Stock into the public market, but subject to the provisions of Section 2.1(a)(iii) herein, under this Agreement.

         4. AMENDMENT OF STOCKHOLDERS AGREEMENT. The Purchasers, the Placement Agent, the Officers and the Company hereby agree that, effective upon closing under the Additional Securities Purchase Agreement and the execution of the Joinder Agreement by the Company and Leaf Mountain, the Stockholders Agreement shall be amended as follows:

         (a) The following additional definition shall be added:

                  "LEAF MOUNTAIN" shall mean Leaf Mountain Company, LLC, an Illinois limited liability company.

         (b) The definition of Additional Purchase Agreement shall be amended and restated in its entirety as follows:


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

                  "ADDITIONAL PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of November 29, 2001 between the Company and Leaf Mountain providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants and Common Stock and warrants to purchase shares of Common Stock to Leaf Mountain.

         (c) Section 2.3 shall be amended and restated in its entirety as follows:

                  2.3 BOARD OBSERVATION RIGHTS. If a Holder (other than the Additional Purchaser or its transferees) (a) possesses the right to designate for nomination to the Board its nominee pursuant to Section 2.1(a), or (b) no longer possesses a right to designate for nomination to the Board its nominee pursuant to Section 2.1(a) because such Holders and its Affiliates hold less than an aggregate of 200,000 shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like), but such Holder and its Affiliates hold at least an aggregate of 2,000,000 shares of the Common Stock (calculated assuming the exercise of all rights, options, warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock, and the exchange or conversion of all securities convertible or exchangeable for Common Stock), then such Holders shall be entitled to designate one individual to serve as a Board Observer. While the Additional Purchaser holds 100,000 or more shares of Series A Preferred Stock (as adjusted for stock splits, stock combinations and the like), then the Additional Purchaser shall be entitled to designate one individual to serve as a Board Observer. Any such Board Observer designated pursuant to this Section will be invited to attend all meetings of the Board and any Board committees as an observer and to receive copies of all materials and communications provided to the Board and Board committees when so distributed. The Board Observers will not be excluded from any portion of Board meetings, Board committee meetings or Board discussions except for those portions (x) in which the Company's counsel communicates with the Board on matters where Board Observer's attendance would result in loss of the attorney-client privilege for the Company and (y) in which, in the good faith judgment of counsel to the Company, participation of the Board Observers is not appropriate under applicable law.

         (d) Section 2.8 shall be amended and restated in its entirety as follows:

                  2.8 AGREEMENT OF ADDITIONAL PURCHASERS REGARDING SPECIAL APPROVAL RIGHTS VOTE. In connection with any vote, approval or written consent of the holders of shares of Series A Preferred Stock pursuant to Section 2.5 of this Agreement (and/or Section 6(e) of the Certificate of Designations), each Additional Purchaser (and its Affiliates or their respective transferees) other than Leaf Mountain shall vote or otherwise grant its approval or written consent for its shares of Series A Preferred Stock (prior to the close of voting but after the votes, approvals or written consents of all of the other holders of Series A Preferred Stock casting votes, approvals or written consents have been tallied) in the same proportion to the aggregate affirmative and negative votes, approvals or written consents of the other holders of Series A Preferred Stock with respect to each proposal submitted for vote, approval or written consent.

                  5. AMENDMENT OF INVESTOR RIGHTS AGREEMENT. The Purchasers, the Placement Agent, the Officers and the Company hereby agree that, effective upon closing under the Additional Securities Purchase Agreement and the execution of the Joinder Agreement by the Company and Leaf Mountain, the Investor Rights Agreement shall be amended as follows:

          (a) The following additional definition shall be added:

                  "LEAF MOUNTAIN" shall mean Leaf Mountain Company, LLC, an Illinois limited liability company.

          (b) The definitions of Additional Purchase Agreement, Common Stock Warrants and Eligible Securities shall be amended and restated in their respective entireties as follows:

                  "ADDITIONAL PURCHASE AGREEMENT" means the Securities Purchase Agreement dated as of November 29, 2001 between the Company and Leaf Mountain providing for the issuance and sale of Series A Preferred Stock and Series A Preferred Stock Warrants and Common Stock and warrants to purchase shares of Common Stock to Leaf Mountain.

                  "COMMON STOCK WARRANTS" means (i) the warrants issued to each Investor pursuant to the Securities Purchase Agreement to purchase 750,000 shares of Common Stock as evidenced by those certain Warrant Certificates, of even date herewith, between each Investor and the Company, as each such Warrant Certificate may be amended from time to time and (ii) the warrants issued to Leaf Mountain pursuant to the Additional Purchase Agreement to purchase 421,875 shares of Common Stock as evidenced by that certain Warrant Certificate between Leaf Mountain and the Company, dated as of even date herewith, as such Warrant Certificate may be amended from time to time.

                  "ELIGIBLE SECURITIES" means (i) the shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement or the Additional Purchase Agreement or issued or issuable upon exercise of the Series A Preferred Stock Warrants and conversion of the Series A Preferred Stock issued or issuable pursuant to such exercise; (ii) the shares of Common Stock issued or issuable upon exercise of the Placement Agent Warrants; (iii) the shares of Common Stock issued pursuant to the Securities Purchase Agreement; (iv) the shares of Common Stock issued to Leaf Mountain pursuant to the Additional Purchase Agreement, (v) the shares of Common Stock issued or issuable upon exercise of the Common Stock Warrants; and (vi) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, the shares described in clauses (i), (ii),


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

         (iii), (iv), (v) and this clause (vi); PROVIDED, HOWEVER, that the foregoing definition shall exclude in all cases any Eligible Securities sold by a Holder in a transaction in which its rights under this Agreement are not also assigned; and PROVIDED FURTHER, that any Eligible Securities sold pursuant to Rule 144 or sold in a registered public offering that has been declared effective shall no longer be Eligible Securities hereunder.

         (c) Section 2.1shall be amended by the addition thereto of the following provision at the end thereof:

                   (d) In addition to any rights Leaf Mountain may have under clause (a) above, while it is the holder of not less than an aggregate of 750,000 shares of the Common Stock (calculated assuming the exercise of all rights, options, warrants to purchase Common Stock or securities convertible or exchangeable for shares of Common Stock), may deliver to the Company, on a single occasion, a Registration Request that the Company file and use its best efforts to cause to become effective a registration statement under the Securities Act with respect to Eligible Securities comprising not less than 750,000 shares of Common Stock, on the terms and subject to the other conditions applicable to any Registration Request under this Section. Within forty-eight (48) hours of receipt of such Registration Request, the Company shall provide written notice to all other holders of Series A Preferred Stock of such Registration Request.


         6. ADDITIONAL AGREEMENT RE ISSUANCES OF PREFERRED STOCK. The Company agrees with Leaf Mountain that after closing under the Additional Securities Purchase Agreement and the execution of the Joinder Agreement by the Company and Leaf Mountain, the Company will not issue and sell shares of its preferred stock to any Person on terms more favorable that those which are applicable to Leaf Mountain unless the Company's board of directors has determined that in its judgment such subsequent investor provides a demonstrable synergistic benefit to the business of the Company.





          [The balance of this page has been left blank intentionally.
                            Signature page follows.]



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

         IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment of Securities Purchase Agreement, Stock Trading Agreement, Stockholders Agreement and Investor Rights Agreement to be executed as of the day and year first above written.

MANAGEMENT                               PURCHASERS

                                         NEWCOURT CAPITAL USA, INC.,

   /s/ John Mitola
-----------------------------
John Mitola
                                         By:    /s/ Karen Scowcroft
                                             -------------------------
                                         Name:    Karen Scowcroft
                                             -------------------------
                                         Title:    Vice President
                                             -------------------------
   /s/ Brian Kawamura
-----------------------------
Brian Kawamura
                                         NEWCOURT CAPITAL SECURITIES, INC.,


                                         By:   /s/ Robert Sexton
                                             -------------------------
   /s/ Jeff Mistarz                      Name:   Robert Sexton
-----------------------------                -------------------------
Jeff Mistarz                             Title:  Managing Director
                                             -------------------------


                                         EP POWER FINANCE, L.L.C.,

                                         By:   /s/ Mark Tarini
                                             -------------------------
   /s/ Denis Enberg                      Name:    Mark Tarini
-----------------------------                -------------------------
Denis Enberg (with respect to            Title:  Managing Director
50,000 shares of Common Stock)               -------------------------


                                         MORGAN STANLEY DEAN WITTER
                                         EQUITY FUNDING, INC.


  /s/ Michael Pokora                     By:  /s/ Thomas A. Clayton
----------------------------                 -------------------------
Michael Pokora                           Name:  Thomas A. Clayton
                                             -------------------------
                                         Title:  Vice President
                                             -------------------------

PLACEMENT AGENT                          ORIGINATORS INVESTMENT PLAN, L.P.

                                         By: MSDN
NEWCOURT CAPITAL SECURITIES              By: MSDW OIP Investors, Inc., its
INC.                                         general partner


By: /s/ Robert Sexton                    By: /s/ Thomas A. Clayton
    -----------------------                  ------------------------------
Name:  Robert Sexton                     Name:  Thomas A. Clayton
    -----------------------                  ------------------------------
Title: Managing Director                 Title: Vice President
    -----------------------                  ------------------------------


                                         DUKE CAPITAL PARTNERS, L.L.C.,


                                         By:  /s/ Gerald Stalun
                                             ------------------------------
                                         Name:  Gerald Stalun
                                             ------------------------------
                                         Title: Managing Director
                                             ------------------------------


                                         LEAF MOUNTAIN COMPANY, LLC


                                         By:  /s/ John J. Jiganti
                                             ------------------------------
                                         Name:  John J. Jiganti
                                             ------------------------------
                                         Title: Manager
                                             ------------------------------

                              RESTATED SCHEDULE 2.3




         In addition to the terms, conditions and limitations regarding the Additional Purchase Agreement and the Additional Purchaser set forth in the Securities Purchase Agreement and the Ancillary Agreements, the following additional or different terms shall be reflected in the Additional Purchase Agreement and/or the other instruments, documents and agreement executed and delivered in connection therewith:

         1. The Additional Purchaser will not have rights to participate as a lender in the Company's Shared Savings Program like the Purchasers.

         2. The Additional Purchase Agreement shall not contain covenants contained in Section 4.2 of the Securities Purchase Agreement (other than the first sentence thereof) and the Additional Purchaser shall not have rights to participate in any approvals sought pursuant to Section 4.1 of the Securities Purchase Agreement.

         3. The Placement Agent will not be paid any placement fee nor will it receive any additional warrants to purchase Common Stock or Series A Preferred Stock Warrants in respect of the purchase and sale of securities by the Additional Purchaser or upon any exercise of any Series A Preferred Stock Warrants or warrants to purchase shares of Common Stock acquired by the Additional Purchaser pursuant to the Additional Purchase Agreement.




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